UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Base Salary and Target Bonus Opportunity

On March 24, 2010, the Compensation Committee of the Board of Directors (the “Committee”) approved the following annual base salary increases for the following executive officers of the Company:

Name	Fiscal Year 2009 Base Salary	Fiscal Year 2010 Base Salary
Martin M. Koffel	$1,000,000	Unchanged
Thomas W. Bishop	$475,000	$500,000
Reed N. Brimhall	$480,000	$490,000
H. Thomas Hicks	$550,000	$565,000
Gary V. Jandegian	$600,000	$615,000
Susan B. Kilgannon	$340,000	$350,000
Joseph Masters	$500,000	$515,000
Randall A. Wotring	$525,000	$540,000
Thomas H. Zarges	$700,000	$715,000

The Committee also increased the Target Bonus opportunities for the following executive officers with respect to their participation in the Restated Incentive Compensation Plan (the “Bonus Plan”) for fiscal year 2010:  Thomas W. Bishop, 75% of his annual base salary (formerly 70%); and Joseph Masters, 75% of his annual base salary (formerly 70%).

Adoption of 2010 Performance Metrics and Target Bonuses

Under the Bonus Plan, executive officers (and specified other employees) are eligible to earn annual cash bonuses based on financial performance metrics that are defined in the Bonus Plan and established annually by the Committee.  At or near the beginning of each fiscal year, each executive officer is assigned a “Target Bonus,” expressed as a percentage of his or her base salary, and then becomes eligible to earn a bonus based on the extent to which the financial results meet, exceed or fall short of the executive officer’s predefined financial performance targets for that fiscal year.  The Bonus Plan also gives the committee the authority and responsibility to adjust the company's actual GAAP financial results to take into account the objectively determinable impact of unexpected material events for purposes of determining the extent to which performance targets were satisfied.  On March 24, 2010, the Committee established the financial performance metrics and performance targets, as well as the Target Bonuses for the Company’s executive officers under the Bonus Plan for fiscal year 2010.  Meeting a minimum corporate net income threshold, as defined in the Bonus Plan, is a prerequisite for each executive officer to earn a bonus for fiscal year 2010 under the Bonus Plan.  In addition, with respect to our executive officers, the Committee established the following financial performance metrics and confirmed the Target Bonuses under the Bonus Plan for fiscal year 2010:

Executive Officer	2010 Performance Metrics	2010 Target Bonuses
Martin M. Koffel	Corporate Net Income	125%
Thomas W. Bishop	Corporate Net Income and Infrastructure & Environment Profit Contribution	75%
Reed N. Brimhall	Corporate Net Income	75%
H. Thomas Hicks	Corporate Net Income	100%
Susan B. Kilgannon	Corporate Net Income	45%
Joseph Masters	Corporate Net Income	75%
Gary V. Jandegian	Infrastructure & Environment Profit Contribution	100%
Randall A. Wotring	Federal Services Profit Contribution	100%
Thomas H. Zarges	Energy & Construction Profit Contribution	100%

The foregoing description is qualified in its entirety by reference to the URS Corporation Restated Incentive Compensation Plan 2010 Plan Year Summary filed as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

 (d)       Exhibits

10.1	URS Corporation Restated Incentive Compensation Plan 2010 Plan Year Summary. FILED HEREWITH

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: March 26, 2010	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	URS Corporation Restated Incentive Compensation Plan 2010 Plan Year Summary. FILED HEREWITH

*  Represents a management contract or compensatory plan or arrangement.